UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2009

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2009, Lyondell Chemical Company (the “Company”) and its affiliates which are debtors and debtors-in-possession (the “Debtor Affiliates”) in jointly administered Chapter 11 cases (the “Bankruptcy Cases”) entered into Amendment No. 2 and Waiver (the “Amendment”) to that certain Credit Agreement, dated as of December 20, 2007, as amended and restated as of April 30, 2008 (the “Prepetition Senior Credit Agreement”), adding certain transition provisions with respect to Roll-Up Loans (as defined below).

The description of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1

The information provided in Item 2.03 of this Current Report on Form 8-K regarding the DIP Financing (as defined below) is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 27, 2009, the Company and its Debtor Affiliates received final approval from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of the terms of their debtor-in-possession financing (the “DIP Financing”). The DIP Financing consists of two senior secured superpriority credit agreements: a $6.5 billion term loan consisting of $3.25 billion in new loans (the “New Money Loans”) and a $3.25 billion roll-up of existing loans (the “Roll-Up Loans”) (collectively, the “Term Facility”) and a $1.54 billion (which may be increased to $2.0 billion pursuant to the terms thereof), subject to a borrowing base, asset-backed lending facility (the “ABL Facility,” and together with the Term Facility, the “DIP Facilities”). The DIP Facilities were entered into on March 3, 2009. The Company had previously received interim authorization to use up to $3.682 billion of the DIP Financing on January 8, 2009.

The maturity date of the DIP Facilities is December 15, 2009, subject to (i) the earlier occurrence of (a) the consummation of a plan of reorganization by the Company and its Debtor Affiliates, or (b) acceleration of the loans under the Term Facility or the ABL Facility, and (ii) in the case of the Term Facility, the extension of the Term Facility as permitted thereunder.

The borrowers are subject to significant affirmative covenants (including, without limitation, financial reporting to the lenders and satisfaction of certain milestones with respect to timing of events in the Bankruptcy Cases) and negative covenants (including, without limitation, financial covenants with respect to minimum cumulative consolidated EBITDAR, minimum liquidity and limitations on capital expenditures and limitations on indebtedness, liens and investments). The DIP Facilities contain customary representations and warranties and events of default for facilities of this type.

Loans outstanding under the DIP Facilities accrue interest on the outstanding principal amount thereof at a rate per annum equal to (a) a prime rate based floating rate for dollar denominated loans (the “Base Rate Loans”), or a LIBOR based floating rate for euro denominated loans (the “Eurocurrency Rate Loans”) plus (b) the applicable margin spread for such loans. The applicable margin per annum spread is (i) 9.00% on Base Rate Loans and 10.00% on Eurocurrency Rate Loans with respect to New Money Loans, (ii) 2.69% on Base Rate Loans and 3.69% on Eurocurrency Rate Loans with respect to Roll-Up Loans, and (iii) 6.00% on Base Rate Loans and 7.00% on Eurocurrency Rate Loans with respect to ABL Facility loans.

The description of the DIP Facilities in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Term Facility, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference and the ABL Facility, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

On February 27, 2009, the Company issued a press release announcing the final approval of the DIP Financing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

The Company does not have any securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not required to file reports under Section 13 or Section 15(d) of the Exchange Act. The Company has previously voluntarily filed reports required under the Exchange Act. The Company has determined that it will cease making such filings. Information which the Company determines to make publicly available in the future will be made available on the Company’s website at www.lyondellbasell.com or in the Company’s and its Debtor Affiliates’ filings with the Bankruptcy Court.

Item 9.01 Exhibits

10.1	Amendment No. 2 and Waiver to Prepetition Senior Credit Agreement dated as of March 3, 2009

10.2	Debtor-In-Possession Term Facility Credit Agreement dated as of March 3, 2009

10.3	Debtor-In-Possession ABL Facility Credit Agreement dated as of March 3, 2009

99.1	Press Release dated February 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Gerald A. O’Brien
Name:	Gerald A. O’Brien
Title:	Vice President and General Counsel

Date: March 5, 2009

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